[ ] = Certain confidential information contained in this document, marked by brackets, is omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.3

AMENDMENT NUMBER NINE TO
WAFER SUPPLY AGREEMENT

This Amendment Number Nine (the "Amendment"), effective as of October 1, 2017, (the "Amendment Effective Date"), amends the Wafer Supply Agreement effective April 1, 2005, as amended by Amendment Number One effective December 19, 2008, Amendment Number Two effective September 13, 2010, Amendment number Three effective February 1, 2012, Amendment number Four effective April 1, 2015, Amendment number Five effective November 2, 2015, Amendment number Six effective December 8, 2015, Amendment number Seven effective October 3, 2016, and Amendment number Eight effective November 8, 2016 (as amended the “Agreement''') by and between:

(1)
POWER INTEGRATIONS INTERNATIONAL LTD., a Cayman Islands corporation having a place of business at, P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman, Cayman Islands ("Power Integrations")

and

(2)	SElKO EPSON CORPORATION, a Japanese corporation having a place of business at 281 Fujimi, Fujimi-machi, Suwa-gun, Nagano-ken, 399-0293 Japan ("Seiko Epson").
RECITALS
WHEREAS, pursuant to the terms of the Agreement, Power Integrations grants to Seiko Epson licenses of certain of Power Integrations' intellectual property for the sole purpose of Power Integrations acquiring from Seiko Epson the fabrication and supply of wafers of certain power IC products; and
WHEREAS, Power Integrations and Seiko Epson desire to amend the terms of the Agreement; and
WHEREAS, in accordance with Section 18.10 of the Agreement, the Agreement may be amended only by an instrument in writing duly executed by authorized representatives of Seiko Epson and Power Integrations.
Now, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

AGREEMENT

Addition of Exhibit E: The Agreement is adding Exhibit E, which defines the terms for the addition of the [*] to the [*].

Effective as of the Amendment Effective Date, all references in the Agreement to the "Agreement"
or "this Agreement" shall mean the Agreement as amended by this Amendment. Except as expressly amended herein, the terms of the Agreement continue unchanged and shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be considered an original, but all of which counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Effective Date,

SEIKO EPSON CORPORATION	POWER INTEGRATIONS INTERNATIONAL, LTD.
By: /Nobuyuki Shimotome/	By: /Raja Petrakian/
Name: Nobuyuki Shimotome	Name: Raja Petrakian
Title: Chief Operating Office	Title: President, PIIL